UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2005

RADYNE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11685	11-2569467

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3138 E. Elwood Street, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)

(602) 437-9620

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2005, the registrant was advised by NASDAQ that it was not fully compliant with NASDAQ Marketplace Rule 4350(c)(3) because Yip Loi Lee, whom the Company had determined was not an independent director as defined in Marketplace Rule 4200, had been appointed to the Compensation Committee. In response, on May 20, 2005, the Company’s Board considered and unanimously determined that Mr. Lee’s membership on the Compensation Committee fits within the “exceptional and limited circumstances” exception provided in Marketplace Rule 4350(c)(3)(C) (the “Exception”), and that Mr. Lee’s membership on the Compensation Committee is required in the best interest of the Company and its shareholders. The Company will disclose the appointment of Mr. Lee, in compliance with the Exception, in its next periodic report filed with the SEC.

The Company notified NASDAQ of the Board’s determination and its intent to disclose these events in its next periodic filing with the SEC, and NASDAQ has informed the Company that it is now in full compliance with the NASDAQ Marketplace Rules. The Company has also acknowledged to NASDAQ that Mr. Lee’s appointment under the Exception may not exceed two years.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 7, 2005

RADYNE CORPORATION

/s/	Malcolm C. Persen

By:	Malcolm C. Persen
Vice President and Chief Financial Officer